Exhibit 1.



May 4, 1998


Office of the Chief Accountant
Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549


Gentlemen:


I have been furnished with a copy of Item 4 of Form 8-K for the event that occurred on November 15, 1997, to be filed by my former client, Lifestream Technologies, Inc. I agree with the statements made in that Item insofar as they relate to my firm.




Sincerely,


/s/ Terrence J. Dunne
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Terrence J. Dunne
Certified Public Accountant